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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Williams Energy Partners Long-Term Incentive Plan of our reports dated March 16, 2001, with respect to the consolidated financial statements of Williams Energy Partners L.P. and the balance sheet of Williams GP LLC included in Williams Energy Partners L.P.'s Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                       Ernst & Young LLP

Tulsa, Oklahoma
October 12, 2001